EXECUTION COPY

AMENDMENT NO. 8 TO
LOAN AND SERVICING AGREEMENT
This AMENDMENT NO. 8 TO LOAN AND SERVICING AGREEMENT, dated as of September 30, 2013 (this “Amendment”), is executed by and among DT WAREHOUSE IV, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), DT CREDIT COMPANY, LLC, an Arizona limited liability company, as servicer (in such capacity, the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Backup Servicer, Paying Agent and Securities Intermediary (“Paying Agent”), and THE ROYAL BANK OF SCOTLAND PLC, as Program Agent for the Conduit Lenders and the Committed Lenders (“Program Agent”) and as sole Managing Agent and sole Committed Lender. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Loan and Servicing Agreement” (defined below).
WITNESSETH:
WHEREAS, the Borrower, the Servicer, the Program Agent, the Paying Agent, the Commercial Paper Conduits from time to time party thereto, and the Financial Institutions from time to time party thereto entered into that certain Loan and Servicing Agreement dated as of July 23, 2010, as amended by Amendment No. 1 dated as of May 13, 2011, Amendment No. 2 dated as of September 19, 2011, Amendment No. 3 dated as of December 28, 2011, Amendment No. 4 dated as of March 15, 2012, Amendment No. 5 dated as of March 13, 2013, Amendment No. 6 dated as of March 26, 2013 and Amendment No. 7 dated as of April 2, 2013 (the “Loan and Servicing Agreement”);
WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Loan and Servicing Agreement as described below;
NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Amendment to the Loan and Servicing Agreement. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent and subsequent set forth in Section 2 hereof, the definitions of “EBITDA” “Leverage Ratio”, “Net Worth (Adjusted)” and “Overconcentration Amount” set forth in Section 1.01 of the Loan and Servicing Agreement are hereby amended and restated as follows:
“EBITDA” means, for the DT Entities On A Consolidated Basis any period, GAAP earnings plus (i) total interest expense (including that portion attributable to Capitalized Leases in accordance with GAAP and capitalized interest) of the DT Entities On A Consolidated Basis with respect to all outstanding Indebtedness of the DT Entities On A Consolidated Basis, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate agreements, but excluding, however, the amortization of deferred financing fees plus (ii) all unrecognized income required to be deferred in accordance with GAAP for such period, plus (iii) depreciation determined in accordance with GAAP for such period plus (iv) taxes determined in accordance with GAAP for such period.

“Leverage Ratio” means, on any Quarterly Measurement Date, the ratio computed by dividing (a) the total assets of the DT Entities On A Consolidated Basis as of such date, determined in accordance with GAAP by (b) Net Worth (Adjusted) on such date.

“Net Worth (Adjusted)” means, at any time with respect to the DT Entities On A Consolidated Basis, (i) Net Equity at such time, plus (ii) the aggregate amount of Approved Indebtedness at such time, plus (iii) without duplication, the preference value of preferred shares of the DT Entities On A Consolidated Basis, plus (iv) all unrecognized income required to be deferred in accordance with GAAP, minus (v) the sum of (x) the aggregate value of all Intangible Assets of the DT Entities On A Consolidated Basis at such time determined in accordance with GAAP and (y) the aggregate amount of all advances to employees of the DT Entities at such time.

“Overconcentration Amount” means, at any time, the sum of (i) the amount, if any, by which the aggregate Principal Balances of all Eligible Contracts as to which the related Contract Debtor is rated “B” or below pursuant to the Credit and Collection Policy exceeds the product of 75.00% and the aggregate Principal Balances of all Eligible Contracts at such time, plus (ii) the amount, if any, by which the aggregate Principal Balances of all Eligible Contracts as to which the related Contract Debtor is rated “C” or below pursuant to the Credit and Collection Policy exceeds the product of 40.00% and the aggregate Principal Balances of all Eligible Contracts at such time, plus (iii) the amount, if any, by which the aggregate Principal Balances of all Eligible Contracts as to which the related Contract Debtor is rated “C-” or below pursuant to the Credit and Collection Policy exceeds the product of 9.00% and the aggregate Principal Balances of all Eligible Contracts at such time, plus (iv) the amount, if any, by which the aggregate Principal Balances of all Eligible Contracts as to which the related Contract Debtor is rated “D+” or below pursuant to the Credit and Collection Policy exceeds the product of 2.50% and the aggregate Principal Balances of all Eligible Contracts at such time, plus (v) the amount, if any, by which the aggregate Principal Balances of all Eligible Contracts as to which the Contract Debtors have an address in a particular State (other than Texas or Florida) exceeds the product of 15% and the aggregate Principal Balances of all Eligible Contracts at such time, plus (vi) the amount, if any, by which the aggregate Principal Balances of all Eligible Contracts as to which the Contract Debtors have an address in Texas exceeds the product of 30% and the aggregate Principal Balances of all Eligible Contracts at such time, plus (vii) the amount, if any, by which the aggregate Principal Balances of all Eligible Contracts as to which the Contract Debtors have an address in Florida exceeds the product of 22.5% and the aggregate Principal Balances of all Eligible Contracts at such time, plus (viii) the amount by which the aggregate Principal Balances of all Eligible Contracts as to which all or part in excess of 10.00% of any Scheduled Payment is 31 or more but less than 61 days delinquent exceeds the product of 5.00% and the aggregate Principal Balances of all Eligible Contracts at such time, plus (ix) the amount by which the aggregate Principal Balances of all Eligible

Contracts as to which the original term to maturity exceeds sixty-eight (68) months exceeds the product of 20.00% and the aggregate Principal Balances of all Eligible Contracts at such time, plus (x) the amount by which the aggregate Principal Balances of all Eligible Contracts for which the related Obligors do not have a service contract with DTCS or the Originator in place exceeds the product of 10.00% and the aggregate Principal Balances of all Eligible Contracts at such time.
SECTION 2.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Program Agent of counterparts of this Amendment executed by each of the parties hereto.
SECTION 3.    Representations, Warranties and Confirmations. Each of the Servicer and the Borrower hereby represents and warrants that:
3.1        It has the power and is duly authorized to execute and deliver this Amendment.
3.2        The execution and delivery of this Amendment has been duly authorized by all corporate or limited liability company action necessary on its part.
3.3        This Amendment and the Loan and Servicing Agreement as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.
3.4        Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of each such party, respectively, set forth in the Loan and Servicing Agreement and as amended hereby, are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).
3.5        Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes an Event of Termination or Incipient Event of Termination.
SECTION 4.    Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.
SECTION 5.    Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan and Servicing Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is effective only for the specific purpose for which it is given and shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Loan and Servicing Agreement or any right, power or remedy of any Program Agent under the Loan and Servicing Agreement. Upon the effectiveness of this Amendment, each reference in the Loan and Servicing Agreement to “this Agreement” or “this Loan and Servicing Agreement” or words of like import shall mean and be references to the Loan and Servicing Agreement as amended hereby, and each reference in any other Facility Document to the Loan and Servicing Agreement or to any terms defined in the Loan and Servicing Agreement which are modified hereby shall mean and be references to the Loan and Servicing Agreement or to such terms as modified hereby.
SECTION 6.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.    Severability. In case any provision in this Amendment will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
SECTION 8.    Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.
SECTION 9.    Headings. The Section headings herein are for convenience only and will not affect the construction hereof.
SECTION 10.    Novation. This Amendment does not constitute a novation or termination of the Loan and Servicing Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.
SECTION 11.    Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.
DT WAREHOUSE IV, LLC
By: /s/Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary
DT CREDIT COMPANY, LLC
By: /s/Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Backup Servicer, Paying Agent and Securities Intermediary
By: /s/Jeanine C. Casey
Name: Jeanine C. Casey
Title: Vice President

[Signature Page to RBS Amendment No. 8 to Loan and Servicing Agreement]

THE ROYAL BANK OF SCOTLAND PLC
as Program Agent, sole Managing Agent and sole
Committed Lender
By: RBS Securities Inc., as agent

By: /s/Michael Zappaterrini
Name: Michael Zappaterrini
Title: Managing Director

[Signature Page to RBS Amendment No. 8 to Loan and Servicing Agreement]